Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

ELECTRA BATTERY MATERIALS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)
Fees to Be Paid	Unallocated (Universal) Shelf	(1)	457(o)	(1)	(1)	$20,000,000(2)	0.00015310	$3,062.00(3)
Fees Previously Paid	-	-	-	-	-	-		-
	Total Offering Amounts					$20,000,000		$3,062.00
	Total Fees Previously Paid(4)							$5,563.52
	Total Fee Offsets(4)							$5,563.52
	Net Fee Due							$0.00

(1)	Electra Battery Materials Corporation (the “Registrant”) is registering under this Registration Statement such indeterminate number of Common Shares, Warrants and Units of the Registrant as shall have an aggregate initial offering price not to exceed US$20,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$20,000,000.

(3)	Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the registrant in connection with any stock split, stock dividend or any similar transaction.

(4)	A registration fee of US$5,563.52 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on May 10, 2023 (No. 333-271792) (the “Prior Registration Statement”), pertaining to the registration of US$105,543,205.40 of securities of the Registrant, of which none has been utilized. The Registrant withdrew its Second Prior Registration Statement on September 7, 2023. As the total filing fee required for this Registration Statement is US$3,062, taking into consideration the available offset of US$5,563.52 from the Prior Registration Statement, the Registrant accordingly does not owe any Registration Fee for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Electra Battery Materials Corporation	F-10	333-271792	May 10, 2023		$5,563.52 (2)	Common Shares	Common Shares	Common Shares	$105,543,205.40(1)
Fee Offset Sources	Electra Battery Materials Corporation	F-10	333-271792		May 10, 2023						$5,563.52(2)

(1)	The Registrant registered under the Prior Registration Statement 55,564,959 Common Shares of the Registrant having an aggregate offering price of US$105,543,206. No securities were sold under the Prior Registration Statement, and it was withdrawn on September 9, 2023.

(2)	This amount is based on fee paid to register the US$105,543,205.40 of unsold securities, of which none has been utilized.